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                                 EXHIBIT 10.41


                                THIRD AMENDMENT
                                    TO THE
               THE LAW COMPANIES GROUP, INC. 401(k) SAVINGS PLAN

     THIS THIRD AMENDMENT to The Law Companies Group, Inc. 401(k) Savings Plan (the "Plan"), made as of the day and year noted on the last page hereof, by Law Companies Group, Inc. (the "Corporation"), to be effective as noted below.

                             W I T N E S S E T H:

     WHEREAS, the Corporation sponsors and maintains the Plan for the exclusive benefit of its employees and their beneficiaries, and, pursuant to Section 12.2(a) thereof, the Corporation has the right to amend the Plan at any time; and

     WHEREAS, the Corporation wishes to amend the Plan at this time for the purpose of modifying the profit sharing provisions of the Plan, and for other purposes;

     NOW, THEREFORE, the Plan is hereby amended as follows effective as indicated below:

                                                                 I.

     Paragraphs (i), (ii) and (iv) of subsection (a) of Section 3.1 of the Plan are amended effective as of January 1, 1997, to read as follows:

                        (i) Amount. As of each Trade Date or as of the last day of the Plan Year, each Employer may make (or cause the Company to make on its behalf) ESOP Contributions to this Plan from time to time subject to the provisions of Section 3.4 of this Plan. The amount of such ESOP Contributions shall be determined solely in the discretion of the Company, may be zero, and shall be communicated to Employees.

                        (ii) Contingent Allocation. ESOP Contributions (which shall not include any special contributions made for the purposes outlined in Sections 8.5(c) or 13.11 of this Plan) which may be made as of a Trade Date shall be allocated as of such Trade Date for which the contribution is made to the ESOP Contributions Account of each Allocation Participant in proportion to the percentage that such Participant's Contribution Compensation paid during the Plan Year prior to the 15th of the month immediately preceding such Trade Date bears to the total Contribution Compensation paid during such Plan Year prior to the 15th of the month immediately preceding such trade Date for all such Participants, subject to paragraph (v) below. ESOP Contributions (which shall not include any special contributions made



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         for the purposes outlined in Sections 8.5(c) or 13.11 of
         this Plan) which may be made as of the last day of a Plan Year (or which may be made thereafter, but are deemed made as of such last day of the Plan Year pursuant to Code
         (S)404(a)(6)) shall be allocated as of such last day of the Plan Year to the ESOP Contributions Account of each Allocation Participant in proportion to the percentage that such Participant's Contribution Compensation paid during such Plan Year bears to the total Contribution Compensation paid during such Plan Year for all such Participants, subject to paragraph (v) below.

                                      ...

                 (iv) Investment of ESOP Contributions. All amounts allocated to a Participant's ESOP Contribution Account may, in the sole discretion of the Company, be invested primarily in, or may be contributed in the form of, whole or fractional (to thousandths of a share) shares of Company Stock. See Section 6.2(e)(ii)(A) of this Plan.

                                                     I.

     Paragraph (ii) of subsection (e) of Section 6.2 of the Plan is amended effective January 1, 1997, to read as follows:

                 (ii) Investment of ESOP Contribution, Capital Reallocation Incentive Contribution and Matching Elective Contribution Accounts. Subject to the provisions of subparagraph
         (A)(II) of the previous paragraph (i), the Company may, in its sole discretion, provide (i) that all amounts allocated to a Participant's ESOP Contribution Accounts (including Capital Reallocation Incentive Contributions) shall, for a period of time to be determined by the Company in its sole discretion, be invested primarily in, or shall be contributed in the form of, whole or fractional (to thousandths of a share) shares of Company Stock, and/or (ii) that any portion of, or all of the amounts allocated to a Participant's Matching Elective Contributions Accounts shall, for a period of time to be determined by the Company in its sole discretion, be invested primarily in, or shall be contributed in the form of, shares of Company Stock. If the Company does so provide, Participants shall be notified of the period of time during which such investment requirements shall be imposed (which may be related to the degree of vesting of such Accounts) and the portion of Participant's allocations to which such investment requirement shall apply prior to the beginning of such period of time. In the event that the Company does not provide for the investment of a Participant's ESOP Contribution Accounts or Matching Elective Contributions Accounts in shares of Company Stock, the provisions of subsection (g) of
         Section 6.2 shall apply.

                                                     I.


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     All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

     IN WITNESS WHEREOF, this Third Amendment to the Plan has been executed by the Corporation and its corporate seal attached hereto this 21st day of
                                                            ----
December, 1996.

                                 CORPORATION:

[CORPORATE SEAL]                 LAW COMPANIES GROUP, INC.


                                 By: Robert B. Fooshee

                                 Title:


ATTEST:


By:/s/ Darryl B. Segraves
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Title:
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